Calculation of Filing Fee Tables
S-3
NUSCALE POWER Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 19,517.60
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1a) The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement (1b) An indeterminate aggregate number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of the securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (1c) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a on a "pay as you go" basis and will utilize the offset pursuant to Rule 457(p) as described in footnote 6. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Offering Note 1

[3]	See Offering Note 1 Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

[4]	See Offering Note 1

[5]	See Offering Note 1 The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.

[6]	See Offering Note 1 Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The applicable prospectus supplement relating to the units will describe the terms of any units issued by the registrant.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	NuScale Power Corp	S-3	333-272342	06/01/2023		$ 19,517.60	Unallocated (Universal) Shelf			$ 177,110,789.37
Fee Offset Sources		NuScale Power Corp	S-3	333-272342		06/01/2023						$ 19,517.60
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $500,000,000.00 pursuant to a Registration Statement on Form S-3 No. 333-272342, filed on June 1, 2023 and declared effective on June 8, 2023 (the "2023 Registration Statement"), and paid a total registration fee of $55,100 on the registration of $500,000,000.00 newly registered securities thereunder. The Registrant sold an aggregate of $322,889,210.63 of such securities under the 2023 Registration Statement, leaving the balance of $177,110,789.37 (the "2023 Unsold Securities"), representing $19,517.60 in registration fees, of such 2023 Unsold Securities under the 2023 Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this registration statement. The offering of such 2023 Unsold Securities from the 2023 Registration Statement has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A